Exhibit 99.1

FOR IMMEDIATE RELEASE December 27, 2005	Media Contact: Andrea Smith 702-367-5843

Analyst Contact: Britta Carlson 702-367-5624
Nevada Power Company Announces Early Termination of Hart-Scott-Rodino Waiting
Period, the Final Regulatory Approval Required in Connection with Nevada Power’s
Acquisition of the Silverhawk Power Plant
Las Vegas, NEV. — Nevada Power Company, a wholly-owned subsidiary of Sierra Pacific Resources (NYSE:SRP), announced today that it has received notification of early termination from the United States Federal Trade Commission (FTC) of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with Nevada Power’s purchase of a 75 percent ownership of the Silverhawk Power Station located 20 miles northeast of Las Vegas.
The FTC’s action was the third and final regulatory step necessary for Nevada Power to complete the acquisition of the power plant from a subsidiary of Pinnacle West Capital Corporation. The acquisition was previously approved by the Federal Energy Regulatory Commission, and in September, the Public Utilities Commission of Nevada granted its approval for Nevada Power to purchase and finance the facility.
“This action by the Federal Trade Commission marks another step forward in our strategy to become more self-sufficient in ownership of generation assets relative to the needs of our customers,” said Walter Higgins, chairman and chief executive officer of Sierra Pacific Resources.
Silverhawk is a 570-megawatt natural gas-fueled, combined-cycle generating unit that has been in operation since May 2004. Under the agreement that was previously announced on June 21, 2005, Nevada Power will pay a base purchase price of approximately $208 million for its stake in the facility. The company expects to close the transaction in January 2006.
Nevada Power Company is a regulated public utility engaged in the distribution, transmission, generation, purchase and sale of electric energy in the southern Nevada communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and their adjoining areas. The company also provides electricity to Nellis Air Force Base, the Department of Energy at Mercury and Jackass Flats at the Nevada Test Site. Nevada Power Company provides electricity to approximately 725,000 residential and business customers in a 4,500 square mile service area.
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Headquartered in Nevada, Sierra Pacific Resources is a holding company whose principal subsidiaries are Nevada Power Company, the electric utility for most of southern Nevada, and Sierra Pacific Power Company, the electric utility for most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada. Other subsidiaries include the Tuscarora Gas Pipeline Company, which owns 50 percent interest in an interstate natural gas transmission partnership and several unregulated energy services companies.
This press release contains forward-looking statements regarding the future performance of Nevada Power Company, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to the parties’ abilities to satisfy any applicable closing conditions, Nevada Power’s ability to finance the acquisition on favorable terms through borrowings under its credit facility or through access to the capital markets and the effect of such transactions on Nevada Power’s financial condition and results of operations. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Nevada Power Company are contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC. Nevada Power Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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